As filed with the Securities and Exchange Commission on November 18, 2021

Registration No. 333-257251

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROPHASE LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2577138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

711 Stewart Avenue, Suite 200

Garden City, New York 11530

(215) 345-0919

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ted Karkus

Chief Executive Officer

ProPhase Labs, Inc.

711 Stewart Avenue, Suite 200

Garden City, New York 11530

(215) 345-0919

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Herbert Kozlov, Esq.

Wendy Grasso, Esq.

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

(212) 521-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) is filed by ProPhase Labs, Inc. (the “Company”) and amends the registration statement filed on Form S-3 (File No. 333-257251) with the Securities and Exchange Commission (the “Commission”) on June 21, 2021 (the “former Registration Statement”), registering securities of the Company to be sold in a “shelf registration” under Rule 415 of the Securities Act of 1933, as amended (the “Act”).

On November 5, 2021, the Company filed in accordance with Rule 415(a)(6) under the Act a new registration statement on Form S-3 (File No. 333-260848) (the “new Registration Statement”) with the Commission covering unsold securities under the former Registration Statement. The new Registration Statement has been declared effective by the Commission. Under Rule 415(a)(6) under the Act, the offering of securities under the former Registration Statement is deemed terminated as of the effective date of the new Registration Statement. In accordance with undertakings made by the Company in the former Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the former Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the Garden City, State of New York, on November 18, 2021.

PROPHASE LABS, INC.

By:	/s/ Ted Karkus
Ted Karkus, Chairman of the Board, Chief Executive Officer and Director

*No other person is required to sign this Post-Effective Amendment No. 1 to Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.